BREWER  &  PRITCHARD                               Three  Riverway,  18th  Floor
                                                            Houston, Texas 77056
                                                           Tel:  (713)  209-2950
A  PROFESSIONAL  CORPORATION                               Fax:  (713)  659-5302
ATTORNEYS  &  COUNSELORS                                 Website:  www.BPLaw.com


                                                                     EXHIBIT 5.1
                                                                     -----------

                                 October 9, 2001

Board  of  Directors
Dr.  Owl  Online,  Inc.
777  Post  Oak  Blvd.,  Suite  320
Houston,  Texas  77056

Ladies  and  Gentlemen:

     As counsel for Dr. Owl Online, Inc., a Texas corporation ("Company"), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form SB-2 filed under the Securities Act of 1933, as amended ("Act"), with the Securities and Exchange Commission relating to the registration of the resale of 2,057,000 shares of Company common stock ("Registration Statement").

     We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

     Based  upon  all  the  foregoing,  we  are  of  the  opinion  that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

2. The shares being registered for resale pursuant to the Registration Statement are validly issued and outstanding, fully paid and non-assessable.

     We consent to the use in the registration statement of the reference to Brewer & Pritchard, P.C. under the heading "Legal matters." This opinion is conditioned upon the Registration Statement being declared effective and upon compliance by the Company with all applicable provisions of the Act and such state securities rules, regulations and laws as may be applicable.

                                          Very  truly  yours,

                                          BREWER  &  PRITCHARD,  P.C.



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